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                                      DUNE
                                     ENERGY

                                                    Company Contact: Alan Gaines
                                                    Chairman & CEO
                                                    (713) 888-0895
                                                          -or-
                                                    Ron Stabiner
                                                    The Wall Street Group, Inc.
                                                    (212) 888-4848

FOR IMMEDIATE RELEASE:

            DUNE ENERGY HIRES HUGH IDSTEIN AS CHIEF FINANCIAL OFFICER

HOUSTON, Texas, April 7, 2005 - Dune Energy, Inc. (OTC BB: DENG) ("Dune" or the "Company") announced today the hiring of Hugh Idstein, a senior financial executive with more than 20 years experience in the energy industry, as the Company's Chief Financial Officer.

Prior to joining Dune, Mr. Idstein served as CFO of Houston based Black Stone Minerals Company, L.P., an oil and gas mineral exploration company. He earned an MBA and a BS in Energy Management from Eastern Illinois University.

Mr. Idstein will assume the role of CFO immediately and his transition will be aided by Richard Cohen, the Company's prior CFO, who will remain in a managerial capacity until the expiration of his employment contract on May 31, 2005. "Given Dune's rapid growth, we believe that it is in our best interests that our Chief Financial Officer reside in Houston, where he can support operations on a day to basis," stated Chief Executive Officer Alan Gaines. "Hugh's knowledge of the oil and gas industry and his strong financial background will be a valuable asset to the Company. Dune's Board of Directors is grateful to Richard for his numerous contributions and looks forward to continuing to work with him as a valued member of our Board."

To find out more about Dune Energy (OTCBB: DENG), please visit the Company's website at www.duneenergy.com .

SAFE HARBOR PROVISION

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning estimates of expected drilling and development wells and associated costs, statements relating to estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of Dune Energy, Inc.'s projects and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions are forward-looking statements. Although Dune Energy, Inc. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company's projects will experience technological and mechanical problems, geological conditions in the reservoir may not result in commercial levels of oil and gas production, changes in product prices and other risks disclosed in Dune's Annual report on Form 10-KSB filed with the U.S. Securities and Exchange Commission.